UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President of Exploration

On October 1, 2026, the Board of Directors of Golden Minerals Company (the “Company”) appointed Keith Laskowski as Executive Vice President of Exploration of the Company, effective October 1, 2026.

Mr. Laskowski, age 70, is an Economic and Mining Geologist with over 45 years of experience in exploration, mining, and financial analysis and is the owner of Yellowstone Geological Services LLC, a Montana limited liability company (“Yellowstone”), through which he works as a consultant for various mining companies. Mr. Laskowski most recently served as Vice President – Geology (formerly VP Technical Services) of Sandstorm Gold Royalties (TSX/NYSE) from February 2015 to November 2025. From 2012 to 2015, Mr. Laskowski served as Staff Engineer/Principal Mining Specialist at the World Bank – International Finance Corporation. From 2009 to 2012, Mr. Laskowski served as President, CEO and Director of Estrella Gold Corp (TSX). From 2006 to 2009, Mr. Laskowski served as Country Manager – Haiti for Eurasian Minerals (TSX). From 1980 to 1997, Mr. Laskowski held various positions at Newmont Mining Corporation, including Regional Exploration Manager and Senior Geologist. Mr. Laskowski holds a Master of Science in Economic Geology from the Colorado School of Mines and a Bachelor of Arts in Geology from the University of Maine. Mr. Laskowski is a Qualified Professional with the Mining and Metallurgical Society of America and a Senior Fellow of the Society of Economic Geologists.

There is no arrangement or understanding between Mr. Laskowski and any other person pursuant to which he was appointed as Executive Vice President of Exploration of the Company. Mr. Laskowski does not have any family relationship with any of the Company’s other directors or executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Laskowski has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Laskowski’s appointment as Executive Vice President of Exploration, on October 1, 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with Yellowstone and Mr. Laskowski in his individual capacity. The Consulting Agreement has an initial term of three years ending September 30, 2029, subject to termination by either party on not less than 30 days’ prior written notice.

Pursuant to the Consulting Agreement, the Company will pay Yellowstone a monthly fee of $20,000 for services rendered by Yellowstone. In addition, on October 1, 2026, Mr. Laskowski received an award of 600,000 restricted stock units (“RSUs”) under the Company’s Amended and Restated 2023 Equity Incentive Plan (the “Plan”), which will vest in three equal tranches on October 1, 2027, October 1, 2028, and October 1, 2029, subject to the Consulting Agreement remaining in effect on each applicable vesting date. Mr. Laskowski is also eligible to receive an incentive bonus stock award of 400,000 shares of the Company’s common stock under the Plan if the Company’s stock price exceeds $2.00, as measured by a 30-day volume-weighted average price, at any time prior to September 30, 2029, provided that the Consulting Agreement remains in effect on the date the price objective is achieved. The Company’s obligation to make this grant is subject to the availability of shares under the Company’s certificate of incorporation and the Plan and receipt of any required approvals.

The Consulting Agreement also provides for reimbursement of approved travel and business expenses incurred in connection with Yellowstone’s services. Upon any termination of the Consulting Agreement, Yellowstone is entitled only to fees and approved expenses accrued through the termination date, and all unvested equity awards are forfeited without consideration. The Consulting Agreement contains customary confidentiality provisions that apply during the term and for one year thereafter (or longer for trade secrets), as well as non-competition and non-solicitation covenants that apply during the term and for twelve months following termination.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Director

Pablo Castanos, a member of the Company’s board of directors (the “Board”), has resigned as a director of the Company effective as of September 30, 2026. Mr. Castanos’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure

On October 1, 2026, the Company issued a press release announcing the foregoing management change. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated October 1, 2026 between Golden Minerals Company, Yellowstone Geological Services LLC, and Keith Laskowski.

99.1	Press release dated October 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2026

Golden Minerals Company

By:	/s/ David Watkins
	Name:	David Watkins
	Title:	President and Chief Executive Officer

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